Exhibit 99.2

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

Smith & Wesson Brands, Inc. Names Deana L. McPherson as CFO

Previously Announced Transition Follows Retirement of Jeffrey D. Buchanan, Completion of Spin-Off

SPRINGFIELD, Mass., August 24, 2020 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today named Deana L. McPherson as Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary, in a previously announced transition, which follows the retirement of Jeffrey D. Buchanan and the completion of the spin-off of the company’s outdoor products and accessories business.

Mark Smith, President and CEO, said, “Since joining Smith & Wesson in 2007, Deana has made significant contributions to our company, first in her role as Corporate Controller, and later in key leadership roles that expanded the scope and complexity of her responsibilities. Her experience, strong leadership skills, and extensive knowledge of Smith & Wesson’s financial operations, make her a tremendous fit for the role of Chief Financial Officer, and her long history with our company will provide a seamless transition. The Board of Directors and I are proud to name Deana as our new CFO.”

McPherson joined Smith & Wesson in June 2007 as Corporate Controller, was later promoted to Vice President of Finance and Corporate Controller, and became Chief Accounting Officer in 2017. Her extensive finance and treasury experience with the company includes responsibility for financial reporting and oversight of the company’s audit, tax, and banking matters. McPherson has played a key role in Smith & Wesson’s longstanding relationship with its lenders, and her work has been instrumental in managing the company’s syndicated bank credit facility.

McPherson is a Certified Public Accountant, a Chartered Global Management Accountant, and is a member of the American Institute of Certified Public Accountants and the Massachusetts Institute of Public Accountants. She earned her BBA in Accounting at the University of Massachusetts, Amherst. With over 25 years as a financial professional, she began her career as a Senior Auditor with Deloitte & Touche LLP.

With the completion of the spin-off of Smith & Wesson’s outdoor products and accessories business, Jeffrey D. Buchanan retires after 15 years of service to the company, including six years as a member of the Board of Directors prior to becoming CFO. Smith, said, “I want to thank Jeff for his many contributions over the course of his career at Smith & Wesson. Jeff’s leadership has long helped guide and shape our organization, and we especially thank him for his ongoing leadership throughout the recent spin-off process, which has been instrumental in placing each company in a position to unlock greater stockholder value. All of us at Smith & Wesson wish Jeff the very best in his well-deserved retirement.”

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands. The company also provides manufacturing services including forging, machining, and precision plastic injection molding services. For more information call (844) 363-5386 or visit www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such statements include our belief that, following the spin-off, each company is in a position to unlock greater stockholder value. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; the impact of protectionist tariffs and trade wars; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2020.